                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) August 13, 2001
                                                ------------------------

                                 SIX FLAGS, INC.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                            0-9789              73-613774
------------------------------------------------------------------------------
(State or other                   (Commission         (IRS Employer
jurisdiction of                    File Number)       Identification No.)
incorporation)


            11501 NORTHEAST EXPRESSWAY, OKLAHOMA CITY, OKLAHOMA 73131
 ------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (405) 475-2500
                                                   -----------------------------



          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

      Exhibit A: Annexed hereto is the press release of the Registrant dated August 13, 2001 reflecting the Company's earnings for the six months ended June 30, 2001, which is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2001

                                    SIX FLAGS, INC.


                                    By: /s/ Kieran E. Burke
                                       ---------------------------------------
                                          Kieran E. Burke
                                          Chairman of the Board and
                                          Chief Executive Officer




                                       2
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[SIX FLAGS LOGO]                                                 NEWS
--------------------------------------------------------------------------------

FOR:        SIX FLAGS, INC.
CONTACT:    Jim Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY  10168
            (212) 599-4693

KCSA        Sarah Shepard/Elizabeth Mwangi
CONTACT:    (212) 896-1236/(212) 896-1242
            sshepard@kcsa.com/emwangi@kcsa.com
            ----------------- ----------------

                                                           FOR IMMEDIATE RELEASE

             SIX FLAGS REPORTS SECOND QUARTER AND SIX MONTH RESULTS
                        AND COMMENTS ON FULL YEAR OUTLOOK
                                    - - - - -
                       JULY EBITDA UP 15.4% TO PRIOR YEAR
                                     - - - -
       COMPANY EXPECTS FULL YEAR ADJUSTED EBITDA GROWTH OF BETWEEN 8-10.5%


NEW YORK, AUGUST 13, 2001 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the three and six months ended June 30, 2001.

      Revenues for the 2001 second quarter were $356.5 million, compared to $341.1 million for the comparable quarter of 2000, representing a 4.5% increase. A portion of the revenue increase is attributable to the inclusion of the three parks acquired after the 2000 season. One of the acquired parks, the former Sea World of Ohio, now operates together with the pre-existing adjacent Six Flags facility as a single gate. Excluding the results of the acquired parks in Montreal and Seattle and excluding the increase in revenues at the combined Ohio facility, revenues in the second quarter of 2001 increased approximately 0.7% over the prior-year period.

      Excluding depreciation and amortization and non-cash compensation expense, total operating costs and expenses were $238.0 million in the second quarter of 2001, as compared to $212.2 million for the same period in 2000. Excluding the acquired parks in Montreal and Seattle and excluding the increase in expenses at the combined Ohio facility, cash operating costs and expenses in the 2001 period increased 3.2% as compared to the prior-year period. Adjusted EBITDA for the second quarter, including the

                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                    o Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                    o Tel: 212-599-4690 o Fax: 212-949-6203

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SIX FLAGS REPORTS 2Q 2001
AUGUST 13, 2001
PAGE 2


Company's share of the EBITDA from the partnership parks, was $138.3 million as compared to $142.9 million for the second quarter of 2000. Excluding the performance of the acquired parks in Seattle and Montreal and the change in performance at the combined Ohio facility, Adjusted EBITDA for the second quarter was approximately $1.2 million higher than in the prior-year period.

SIX MONTHS RESULTS

      For the first six months of 2001, revenues were $391.6 million, compared to $372.0 million for the comparable period of 2000, representing a 5.3% increase. Excluding the results of the acquired parks in Montreal and Seattle and excluding the increase in revenues at the combined Ohio facility, revenues in the first six months of 2001 increased approximately 1.6% over the prior-year period.

      Excluding depreciation and non-cash compensation expense, cash operating costs and expenses were $340.4 million in 2001 and $307.9 million in 2000. Excluding the acquired parks in Montreal and Seattle and excluding the increase in expenses at the combined Ohio facility, cash operating costs and expenses in the 2001 period increased 3.0% as compared to the prior-year period. Adjusted EBITDA for the 2001 six-month period was $62.2 million as compared to $68.9 million in the prior-year period. Excluding the performance of the acquired parks in Seattle and Montreal and the change in performance at the combined Ohio facility, Adjusted EBITDA for the period was approximately $2.8 million higher than in the prior-year period.

OUTLOOK

      "As we previously reported, early season results were hampered by difficult weather in Europe and, to a lesser extent, in certain U.S. markets" commented Kieran E. Burke, Chairman and Chief Executive Officer. "Additionally, results were adversely impacted by lower than expected growth in per capita spending, particularly in Europe, which we believe primarily reflects the impact of general economic conditions on consumer spending.

      However, we have seen a strong improvement in performance since the latter stages of the second quarter. For the period from July 1 through August 5, systemwide attendance was up approximately 9.4% over the same period of the prior year, 5.3% excluding Seattle and Montreal. While per capita spending growth continues to be lower than we had originally expected, mostly in our European parks, park-level revenues for the five week period were up approximately 9.8% over the prior-year period in constant currencies, 8.0% excluding Seattle and Montreal.

      This improved performance translated into July systemwide EBITDA growth, including the performance of the partnership parks, of 15.4% over the prior year. We are quite pleased with that performance in what have clearly been difficult economic conditions.

                                     (more)

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SIX FLAGS REPORTS 2Q 2001
AUGUST 13, 2001
PAGE 3


      This growth has been strongest in our domestic operations, which delivered systemwide park-level EBITDA growth of approximately 18% in the month. We continue to experience softness in our European parks, particularly in per capita spending."

      Looking ahead to the balance of the year, Mr. Burke commented, "With three weeks remaining in our summer season, as well as an additional two months of our fall season, we cannot definitively estimate our full year performance figures at this time. We have solid season pass sales and good group bookings, which should continue to underpin good performance for the balance of the year. We are optimistic that our improved performance will continue to close the gap to our performance expectations created by our earlier difficulties. However, we do not at this point believe that we will close that gap completely.

      Based on year-to-date results and existing trends, the Company presently expects full year adjusted EBITDA to be in the range of $435-445 million, representing growth over 2000 results of approximately 9% at the mid-point of the range, with an estimated 7% growth coming on a same-park basis, excluding Montreal, Seattle and the entire growth at Cleveland. We believe that this performance in the face of difficult economic conditions confirms the strength and enduring performance capacity of our assets and our brand."

      Six Flags is the world's largest regional theme park company, with thirty-eight parks in markets throughout North America and Europe.

                               (Tables to follow)

THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING LEVELS, ADVERSE WEATHER CONDITIONS AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SEC, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS.

This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releaseS, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.


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SIX FLAGS REPORTS 2Q 2001
AUGUST 13, 2001
PAGE 4


                                 SIX FLAGS, INC.
                           SIX AND THREE MONTHS ENDED
                             JUNE 30, 2001 AND 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


STATEMENT OF OPERATING DATA                         Six Months Ended June 30,   Three Months Ended June 30,
                                                    -------------------------   ---------------------------

                                                      2001           2000           2001            2000
                                                    ---------      ---------      ---------      ---------
Revenue                                             $ 391,627      $ 371,972      $ 356,458      $ 341,079
Costs and expenses (excluding depreciation and
  noncash compensation expense)                       340,386        307,885        237,959        212,216
Depreciation and amortization                          97,942         86,759         49,679         44,627
Noncash compensation expense                            3,776          6,292          2,419          3,145
                                                    ---------      ---------      ---------      ---------
Income (loss) from operations                         (50,477)       (28,964)        66,401         81,091
Interest expense (net)                               (112,630)      (112,042)       (56,616)       (58,987)
Equity in operations of theme park partnerships           (77)        (5,080)        14,299          9,075
Other income (expense)                                 (2,175)           135            984           (122)
                                                    ---------      ---------      ---------      ---------
Income (loss) before income taxes and
  extraordinary loss                                 (165,359)      (145,951)        25,068         31,057
Income tax expense (benefit)                          (56,556)       (47,813)        11,420         15,303
                                                    ---------      ---------      ---------      ---------
Income (loss) before extraordinary loss              (108,803)       (98,138)        13,648         15,754
Extraordinary loss on extinguishment of debt
  (net of income tax benefit)                          (8,529)            --           (228)            --
                                                    ---------      ---------      ---------      ---------
Net income (loss)                                   $(117,332)     $ (98,138)     $  13,420      $  15,754
                                                    =========      =========      =========      =========
Net income (loss) applicable to common stock        $(132,853)     $(109,782)     $   7,749      $   9,932
                                                    =========      =========      =========      =========

Income (loss) per share before
  extraordinary loss - basic                        $   (1.45)     $   (1.40)     $    0.09      $    0.13
Income (loss) per share before
  extraordinary loss - diluted                      $   (1.45)     $   (1.40)     $    0.09      $    0.12

Net income (loss) per share - basic                 $   (1.54)     $   (1.40)     $    0.08      $    0.13
Net income (loss) per share- diluted                $   (1.54)     $   (1.40)     $    0.08      $    0.12

OTHER DATA

EBITDA                                              $  51,241      $  64,087      $ 118,499      $ 128,863
Adjusted EBITDA (including contribution
  from partnership parks)                           $  62,237      $  68,882      $ 138,333      $ 142,939

Average weighted shares outstanding - basic            86,033         78,583         91,919         78,677
Average weighted shares outstanding - diluted          86,033         78,583         92,934         79,849


                          (Additional table to follow)


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SIX FLAGS REPORTS 2Q 2001
AUGUST 13, 2001
PAGE 5


                               BALANCE SHEET DATA
                                 (IN THOUSANDS)


                                             June 30, 2001    December 31, 2000
                                             -------------    -----------------
                                              (unaudited)        (audited)

Total assets                                  $4,392,825        $4,191,339
Current portion of long-term debt                 79,923             2,401
Long-term debt                                 2,281,538         2,319,912
Mandatorily redeemable preferred stock           278,390                --
Total stockholders' equity                     1,386,629         1,544,987





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